Exhibit 10.38

AMENDMENT TO AGREEMENT OF LEASE

FOR 200-240 FOOD CENTER DRIVE

HUNTS POINT, THE BRONX

This Amendment to Agreement of Lease is dated and made effective as of February 27, 2013 between The City of New York, a municipal corporation of the State of New York, acting by and through its Department of Small Business Services, having an office located at 110 William Street, New York, NY 10038, as “Landlord,” and Dairyland HP LLC, a limited liability company organized under the laws of the State of New York having its principal office at 100 East Ridge Road, Ridgefield, CT 06877, as “Tenant”. All capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease (as defined herein below).

WITNESSETH:

WHEREAS, the Landlord and Tenant entered into the Lease dated as of April 26, 2012 with respect to certain premises generally known as a portion of 200-240 Food Center Drive, Bronx, New York, located in the Hunts Point Food Distribution Center (the “Lease”); and

WHEREAS, Section 13.01(a) of the Lease requires that, at a minimum, Tenant shall invest Seven Million Dollars ($7,000,000) into the Project, pertaining to the Required Work; and

WHEREAS, Tenant has proposed that it will invest an aggregate of Eighteen Million Dollars ($18,000,000) into the Project, pertaining to the Required Work (the “Increased Project Investment”); and

WHEREAS, in consideration of Tenant’s proposed Increased Project Investment, Landlord agrees that it will promptly take measures to pass through to Tenant the sales and use tax exemptions available to Landlord under New York Tax Law Section 1115(a)(15) with respect to materials incorporated into the Building in connection with the Required Work; and

WHEREAS, the Landlord and Tenant are prepared to embody their commitments with respect to the Increased Project Investment and the granting of certain tax exemptions for Tenant into this Amendment to the Lease.

NOW THEREFORE, it is hereby mutually covenanted and agreed by and between the Landlord and Tenant that the Lease is amended as follows:

1.	Section 13.01(a) of the Lease is hereby amended to substitute Eighteen Million Dollars ($18,000,000) in place of Seven Million Dollars ($7,000,000).

2.	New Section 5.07 to the Lease is hereby inserted to read as follows:

(a)	“In consideration of Tenant’s agreement to the Increased Project Investment (i) Landlord agrees to pass through to Tenant the exemption from payment of sales and compensating use taxes which Tenant or its contractors working on Tenant’s behalf or their subcontractors would ordinarily have to pay in connection with the Required Work, and (ii)Tenant agrees that, except for the Required Work, neither Tenant nor any Subtenant (nor their contractors, subcontractors or materialmen) may claim any sales tax exemption solely by virtue of the City’s ownership of the Premises with respect to any other construction work either performed by Tenant or by Subtenants, which disqualification from sales tax benefits shall include Optional Work; and

(b)	Landlord shall, simultaneously with the execution of this Amendment, provide Tenant with a letter from a Deputy Mayor of Landlord or from the Office of Corporation Counsel (the “Certificate of Exemption”) evidencing exemption from the imposition of any sales and compensating use taxes, pursuant to New York Tax Law Section 1115(a)(15), which exemption benefit is hereby being passed-though to Tenant under this Amendment to the Lease.

3.	This Amendment to the Lease constitutes the entire Amendment, and all other representations that may have been made by the Landlord and Tenant in connection with the subject matter hereof are hereby merged herein. This Amendment may not be changed, modified, altered, waived or terminated except by a written instrument of change, modification, alteration, waiver or termination executed by Landlord and Tenant. Except as modified hereby all of the terms, covenants and conditions set forth in the Lease shall remain in full force and effect.

[signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment of the Lease as of the day and year first above written.

THE CITY OF NEW YORK

By:	/s/ Andrew Schwartz
Deputy Commissioner of the
Department of Small Business Services

Approved as to Form:

/s/ James McSpiritt
Acting Corporation Counsel

DAIRYLAND HP LLC,
a Delaware limited liability company

By:	DAIRYLAND USA CORPORATION,
A New York corporation
Sole Member and Manager

	By:	/s/Alexandros Aldous
	Name:	Alexandros Aldous
	Title:	General Counsel

STATE OF NEW YORK	)

:SS.:

COUNTY OF NEW YORK	)

On this 27 day of February, in the year 2013, before me, a Notary Public in and for said State, personally appeared the Commissioner of the Department of Small Business Services of the City of New York, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to within the foregoing instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Jung Choi

Notary Public

STATE OF CT	)

: SS.:

COUNTY OF FAIRFIELD	)

On this 12th day of February, in the year 2013, before me, a Notary Public in and for said State, personally appeared Alex Aldous, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to within the foregoing instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Chuxiao Maldonado

Notary Public